POWER OF ATTORNEY

      Know all by these presents that the undersigned hereby constitutes and appoints each of
Russell F. Coleman, Kristy N. Waterman, Yuki P. Whitmire, and Kay F. Stockler
the undersigned's
true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an
executive officer and/or director of Dean Foods Company (previously known as
Suiza Foods Corporation) (the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Forms 3, 4 or 5 and file such form with the United States Securities and Exchange Commission and any
stock
exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which,
in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood that the documents executed
by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done, or shall lawfully have already done or caused to be
done, by virtue of this power of attorney and the rights and powers herein granted.  The undersigned
acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request
of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this 18th day of July, 2017.

/s/ David Bernard
David Bernard

PWRATTY-BERNARD-2017.doc